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                                                                  EXHIBIT 99.15


                              PYRAMID HEALTH GROUP

                 1997 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN





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PHG 1997 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN

                              PYRAMID HEALTH GROUP

                 1997 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN



     1. PURPOSES OF THE PLAN. The purposes of the 1997 Employee and Consultant Stock Option Plan are:

               a. To further the growth, development and financial success of Pyramid Health Group, a Delaware corporation, by providing certain employees who have been given responsibility for the management, administration and/or other substantial responsibilities of the Company's business affairs, with additional incentives to enlarge their proprietary interests in the Company, to increase their efforts on the Company's behalf and to continue their association with the Company, and by rewarding such Employees for exceptional and profit-producing services to the Company; and

               b. To increase the interests of selected consultants in the Company's success through their participation in the growth in value of the Common Stock of the Company.

     2. PLAN STRUCTURE. Options granted under the Plan may be Incentive Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder, or may be Nonstatutory Stock Options.

     3. CERTAIN DEFINITIONS. As used herein, the following definitions shall apply:

               ADMINISTRATOR" means the Board or any of its Committees appointed pursuant to Section 5 of the Plan.

               "BOARD" means the Board of Directors of the Company.

               "CAUSE," solely for the purposes of this Plan, shall mean:

                      engagement in any willful misconduct or conduct that is grossly negligent in the performance of Optionee's duties or obligations as an Employee or Consultant with the Company; or


                      PHG Proprietary & Confidential Page 1
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               conviction of a violation of any federal or state laws involving moral turpitude or a felony; or

               willful violation of any of the Company's material rules, policies, procedures or other standards of conduct or performance; or

               failure to follow a reasonable and lawful directive of the Company's Board of Directors or an authorized officer of the Company, following notice that such failure shall constitute grounds for termination for Cause; or

               violation of any or all terms and conditions of any confidentiality, nondisclosure, employment or noncompete agreements between Optionee and the Company.


               "CODE" means the Internal Revenue Code of 1986, as amended.

               e. "COMMITTEE" means the Committee appointed by the Board of Directors in accordance with Section 5.a of the Plan.

               f. "COMMON STOCK" means the Common Stock of the Company.

          "COMPANY" means Pyramid Health Group, a Delaware corporation.

               "CONSULTANT" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services other than as an Employee and is compensated for such services, and any director of the Company whether compensated for such services or not.

               "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of the employment relationship by the Company or any Parent or Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of:

                      i. sick leave;

                      ii. military leave;

                      iii. any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute; or

                      iv. in the case of transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

                      The written agreement evidencing a Nonstatutory Stock Option may provide that an Optionee's Continuous Status as an Employee shall not be deemed interrupted to the extent that the Optionee becomes a Consultant.

           "EMPLOYEE" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.



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          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined by the Board, either:

                      i. if the Company's securities are traded on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (or similar successor system), on the basis of the reported closing sales price on such date; or

                      ii. in the absence of such a reported sales price, on the basis of such evidence as the Board deems appropriate in its sole discretion. In the case of an Incentive Stock Option, it will be determined without reference to any restriction other than one that, by its terms, will never lapse.

          "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

          "OPTION" means a stock option granted pursuant to the Plan.

          "OPTIONED STOCK" means the Common Stock subject to an Option.

          "OPTIONEE" means an Employee or Consultant who receives an Option.

          "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          "PLAN" means this Pyramid Health Group 1997 Employee and Consultant Stock Option Plan.

          "SHARE" means a share of the Common Stock.

          "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

           "TEN PERCENT SHAREHOLDER" means any person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the stock of the Company or of any of its Parents or Subsidiaries.

     STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is one million two hundred thousand (1,200,000) shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grants under the Plan.


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     ADMINISTRATION OF THE PLAN.

               a. PROCEDURE.

                      i. ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Options to Employees who are also officers or Directors of the Company, the Plan shall be administered by (A) the Board, or
(B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of Incentive Stock Option plans, if any, of California and federal corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase or decrease the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan.

                      ii. MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different bodies with respect to Directors, non-director officers and Employees who are neither Directors nor officers.

                      iii. ADMINISTRATION WITH RESPECT TO CONSULTANTS AND OTHER Employees. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of Incentive Stock Option plans, if any, of California and federal corporate and securities laws and of the Code. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time, the Board may increase or decrease the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the applicable laws.

                      iv. MEETINGS/ACTIONS. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at a meeting at which a quorum is present, or actions approved in writing by all members of the Administrator, shall be the valid acts of the Administrator.

               b. POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                      to select the officers, Consultants and Employees to whom Options may from time to time be granted hereunder;

               to determine whether and to what extent Options are granted hereunder;



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               to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

               to approve forms of agreement for use under the Plan;

               to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or waiver or forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion;

               to determine whether, to what extent and under what circumstances, Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Optionee (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

               to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

               c. EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     ELIGIBILITY.

               Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees.

               Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

               The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without Cause.

               In considering and selecting Optionees to whom options shall be granted and the number of Shares to be covered thereby, the Administrator may consider the nature of services


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rendered by an Optionee, an Optionee's present and potential contributions to the success of the Company, and such other factors as the Administrator in its discretion shall deem relevant.

               In the event that the Company acquires another entity, the Committee may authorize the issuance of Options ("Substitute Options") to individuals performing services for the acquired entity in substitution of Options previously granted to those individuals by the acquired entity upon such terms and conditions as the Committee shall determine, taking into account the conditions of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.


     TERM OF PLAN.

               a. The Plan shall become effective as of March 31, 1997, the date the Board approved this Plan, provided this Plan is approved by the holders of a majority of the Company's common stock, in accordance with the provisions of Code Section 422, within twelve (12) months before or after the date of its adoption by the Board. If the Plan is not approved by the shareholders within that time period, the Plan and all Options issued under the Plan will terminate. Any Shares acquired by reason of the exercise of Options before the shareholders have approved the Plan will not be counted in determining whether approval has been obtained. The approval by the shareholders must relate to:

                      (i) The class of individuals entitled to receive Incentive Stock Options; and

                      (ii) The aggregate number of shares of Common Stock that may be issued under the Plan, except as may be adjusted pursuant to Section 13 of this Plan.

                      If either of those items are changed, the approval of the shareholders must again be obtained.

                b. This Plan shall terminate on the tenth (10th) anniversary of the date of its adoption, unless terminated sooner under Section 15 of the Plan, except with respect to Options then outstanding; or unless terminated sooner under Section 13 of the Plan.

     TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who is a Ten Percent Shareholder, the term of the Option shall be no more than five (5) years from the date of grant.


     OPTION EXERCISE PRICE AND CONSIDERATION.


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               a. The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                      i. In the case of an Incentive Stock Option

                             (1) if granted to an  Employee  who,  before the
grant of such Incentive Stock Option, would be a Ten Percent Shareholder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                             (2) if granted to any other Employee, the per Share
exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                      ii. In the case of a Nonstatutory Stock Option

                             (1) if  granted to a person  who,  at the time of
the grant of such Option, is a Ten Percent Shareholder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                             (2) if granted to any person other than those
described in subparagraph 9.ii.(1) above, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

               b. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be set forth in the Option, and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(6) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     10.   EXERCISE OF OPTION.


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               PROCEDURE FOR EXERCISE. Any Option granted hereunder shall vest and be exercisable at such times and under such conditions as set forth in the Option, and as shall be permissible under the terms of the Plan, provided that no option shall become exercisable at a rate slower than 20% per year from the grant date. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Except as set forth in Section 13 of this Plan, Options are exercisable only to the extent of vested Shares as determined in accordance with the underlying Option. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9.b of the Plan.

               TERMINATION OF EMPLOYMENT. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee, the Optionee shall be entitled to exercise the Option for such period of time as is specified in the Option, which shall be not less than thirty (30) days nor more than ninety (90) days from the date of such termination. Notwithstanding the preceding sentence, the Option shall no longer be exercisable if such termination is for Cause. To the extent that Optionee was not entitled to exercise the Option at the time of termination, or if Optionee does not exercise such Option to the maximum extent so entitled, the Option shall terminate.

               DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 10.b above, in the event of termination of an Optionee's Consulting relationship or Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

               DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised, at any time within up to six (6) months following the date of death (but in no event later than the expiration date of the term of Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

               BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.


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               REPURCHASE OPTION. Any Option Agreement may grant the Company a repurchase option for any Shares purchased under the exercise of an Option. The repurchase price and repurchase option term shall be on such terms and conditions as set forth in the Option Agreement. Except with respect to grants to officers, directors, and consultants, the repurchase right must satisfy the conditions of either Subparagraph (i) or (ii) below.

                      (i) The requirements of this Subparagraph (i) are:

                    The repurchase price is not less than the Fair Market Value on the date of the exercise of the Option, or the date of termination of employment if the Option is exercised after termination of Optionee's employment with the Company;

                    The Company's right to repurchase the shares must be exercised within ninety (90) days of the date of the exercise of the Option, or the date of termination of employment if the Option is exercised after termination of Optionee's employment with the Company;

                    The Company must pay the purchase price in cash, check or cancellation of the purchase money indebtedness for the shares; and

                    The Company's purchase right terminates if and when its Common Stock becomes publicly traded.

                    The requirements of this Subparagraph (ii) are:

                    The repurchase price is the exercise price of the Option;

                    The Company's right to repurchase at the exercise price lapses at the rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted.

                    The repurchase right must be exercised within ninety (90) days of the date of the exercise of the Option, or the date of termination of employment if the Option is exercised after termination of Optionee's employment with the Company; and

                    The purchase price must be paid in the form of cash, check, or cancellation of the purchase money indebtedness for the Shares.

               g. DECREASE IN AVAILABLE SHARES. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     11. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.



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     12. STOCK WITHHOLDING TO SATISFY TAX WITHHOLDING OBLIGATIONS. At the
discretion of the Administrator, Optionees may satisfy tax withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with the exercise of an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld, the Fair Market Value of the Shares to be withheld, if applicable, shall be determined on the date that the amount of tax will be withheld is to be determined (the "Tax Date"). All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

               a. the election must be made on or prior to the applicable Tax Date;

               b. once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

               c. all elections shall be subject to the consent or disapproval of the Administrator;

     13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

               a. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

               b. Upon the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, or upon any reorganization, merger, or consolidation in which the Company does not survive, or upon any reorganization, merger or consolidation in which the Company does survive and the Company's shareholders have the opportunity to receive cash, and or securities of another corporation or other property in exchange for their capital stock of the Company, the Plan and each outstanding Option shall terminate; provided, that in such event:

                      in its sole and absolute discretion, the surviving corporation in any reorganization, merger or consolidation may, but shall not be obligated to, tender to any Optionee


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of the Plan an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan and, if accepted by the Optionee, such new option shall replace the Option under the Plan; or

                      each Optionee who is not tendered an option by the surviving corporation in accordance with all of the terms of clause 13.b.i. above or who does not accept any such substituted option which is so tendered, shall have the right until ten (10) days before the effective date of such dissolution, liquidation, reorganization, merger or consolidation to exercise, in whole or in part, any un-expired Option issued to the Optionee, provided the Optionee is capable of exercising such Option (i.e., the Option is vested), and provided that the Option was not forfeited due to termination for Cause under
Section 10(b).

               c. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     14. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     15. AMENDMENT AND TERMINATION OF THE PLAN.

               A. AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required by applicable law. Any amendment to the Plan that by law does not require shareholder approval may be approved by the Board of Directors alone.

               B. EFFECT OF AMENDMENT OR TERMINATION. Notwithstanding the provisions of Section 13 of this Plan, any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.


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     CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned laws.

     INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify each member of the Committee, the Administrator and of the Board, as well as any other employee of the Company with duties under this Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of those duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. The Company will not be required to indemnify any person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

     INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     AGREEMENTS. Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

     INFORMATION TO OPTIONEES. To the extent necessary to comply with applicable law, the Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

     SHAREHOLDER RIGHTS. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.


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     CONSENT OF OPTIONEE. Every Optionee who accepts an Option under the Plan shall be bound by the terms and conditions of the Plan and his or her acceptance thereof may be made only by his or her execution of an Option Agreement within the time period set forth in such Option Agreement

     FINANCIAL STATEMENTS. To the extent necessary to comply with applicable law, the Company shall provide a copy of its financial statements to each Optionee no less frequently than annually.

     FILING FEE. The Company must pay the filing fee computed under Section 25608(y) of the California General Corporation Law within thirty (30) days after the initial issuance of any security under the Plan.

     EQUAL VOTING RIGHTS. To the extent necessary to comply with applicable law, the Shares issued under the Plan must have equal voting rights, within the meaning of Section 260.140.1 of the Corporate Securities Rules of the California Corporations Commissioner.



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